                                                                                                 EXHIBIT 99.1

CONTACT:   Thor Erickson – Investor Relations +1 (678) 260-3110

Fred Roselli – Media Relations+1 (678) 260-3421

Lauren Sayeski – European Media Relations+ 44 (0) 7976 113 674

For Immediate Release

COCA-COLA ENTERPRISES, INC. REPORTS FIRST-QUARTER 2013 RESULTS;

ANNOUNCES RIGHT TO ACQUIRE GERMAN BOTTLER WILL EXPIRE AND INCREASES EXPECTED RETURN OF CASH TO SHAREOWNERS

•	First-quarter diluted earnings per share totaled 21 cents on a reported basis, or 39 cents on a comparable basis; currency had a negative impact of 1 cent.

•	Net sales totaled $1.9 billion, down 1 percent on a reported and currency neutral basis; volume declined 1½ percent, reflecting improvement from the fourth quarter.

•	Operating income was $111 million on a reported basis, or $180 million on a comparable basis. Comparable operating income was up 2½ percent, or 3½ percent on a currency neutral basis.

•	CCE and The Coca-Cola Company mutually agree CCE’s right to acquire the German bottler will expire.

•
CCE will increase the current share repurchase plan, with a target of approximately $1 billion of shares to be repurchased in 2013 and with expected year-end net debt to EBITDA at the low end of its long-term range.

•	CCE now expects 2013 comparable and currency neutral earnings per diluted share growth of approximately 11 percent to 12 percent.

ATLANTA, April 25, 2013 – Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported first-quarter 2013 operating income of $111 million, or $180 million on a comparable basis. In the quarter, diluted earnings per share were 21 cents on a reported basis, or 39 cents on a comparable basis. Currency translation had a negative impact of 1 cent per share compared to prior year results. Items affecting comparability are detailed on pages 11 through 13 of this release.

First quarter net sales totaled $1.9 billion, a decrease of 1 percent from the same quarter in 2012, on a reported and currency neutral basis. Comparable operating income totaled $180 million, up 3½ percent on a comparable and currency neutral basis.

“Our results for the first quarter reflect improvement over the fourth quarter as we begin to move past some of the unusual operating conditions of 2012,” said John F. Brock, chairman and chief executive officer. “While sustained economic challenges persist, we believe our sales initiatives, the ongoing benefits of our Business Transformation Program, and a more normal business environment will enable us to achieve our 2013 operating income growth objective.”

Operating Review

During the first quarter, volume declined 1½ percent, demonstrating improvement from a mid-single-digit decline in fourth-quarter 2012. Sparkling drinks declined approximately 2 percent, with Coca-Cola trademark brands down 2 percent. Coca-Cola Zero achieved growth of 3½ percent, while CCE’s portfolio of energy brands grew 4 percent. Still beverages were down modestly, with growth in Capri-Sun and Nestea. Volume in Great Britain was up approximately 1 percent, while volume in continental Europe (including Norway and Sweden) declined 3 percent.

For the first quarter, net pricing per case was up 2 percent and cost of sales per case increased 3 percent. Operating expenses declined 5 percent, reflecting the impact of one fewer selling day and the benefits of ongoing expense control and timing. These figures are comparable and currency neutral.

“We continue to build on our solid customer relationships, focus on marketplace execution, manage our expenses closely, and provide the support necessary for our employees to deliver the highest levels of execution and service,” said Hubert Patricot, executive vice president and president, European Group. “Our operating strategies and summer marketing initiatives are keys to achieving our full-year growth objectives.”

CCE’s Right To Acquire German Bottler Will Expire

CCE also said the right to acquire the German bottling business from The    Coca-Cola Company will expire on May 25.  As a result, CCE will increase expected return of cash to shareowners in 2013.

“We have worked with The Coca-Cola Company to evaluate a potential purchase of the German bottling operation and have mutually agreed not to move forward with a transaction at this time,” said Mr. Brock. “We thank The Coca-Cola Company for the professionalism exhibited during these cordial and constructive discussions, which reflects our shared strategic alignment and strong relationship.

“We have a broad set of value-creating criteria for strategic acquisitions that continue to guide our thinking.  As a result of this decision, we now expect to utilize our balance sheet leverage to return cash to shareowners through increased share repurchases, now expected to be approximately $1 billion in 2013,” Mr. Brock said. “We believe this increase in share repurchases, coupled with the 25 percent increase in our dividend enacted earlier this year, the operational strengths of our business, and our ability to achieve our long-term objectives, will continue to create value for our shareowners.”

Bill Douglas, executive vice president and chief financial officer, said: “As our actions over the past several years and our outlook demonstrate, we remain clearly focused on generating value.  We are managing our business, and leveraging our income statement and balance sheet to continue to generate strong free cash flow, drive consistent, long-term profitable growth, and ultimately to create shareowner value.”

Share Repurchase

As previously announced, CCE began a new $1.5 billion share repurchase program in January 2013, and the company now expects to repurchase approximately $1 billion of its shares by the end of 2013. These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.

Full-Year 2013 Outlook

On a comparable and currency neutral basis, CCE now expects 2013 earnings per diluted share growth of approximately 11 percent to 12 percent. Net sales are now expected to grow in a low to mid-single-digit range and operating income growth continues to be in a mid-single-digit range, both on a comparable and currency neutral basis. At recent rates, currency translation would reduce full-year earnings per share by approximately 1 percent to 2 percent.

This guidance reflects the combination of our first-quarter results, an ongoing challenging macroeconomic environment, a slightly improved cost of goods outlook, a previously announced modest approach to pricing and margins for 2013, and our continued commitment to manage the levers of our business to drive shareowner value.

The company now expects its year-end net debt to EBITDA ratio to be at the low end of its long-term range of 2½ to 3 times, reflecting the impact of its plan to return cash to shareowners, incrementally optimize its capital structure, and maintain balance sheet flexibility.

The company also expects 2013 free cash flow in a range of $450 million to $500 million after including a year-over-year increase in cash restructuring expenses of approximately $125 million. Capital expenditures are expected to be approximately $350 million. Weighted average cost of debt is expected to be approximately 3 percent and the comparable effective tax rate for 2013 is expected to be in a range of 26 percent to 28 percent.

Conference Call

CCE will host a conference call with investors and analysts today at 10 a.m. EDT.  The call can be accessed through the company’s website at www.cokecce.com.

About CCE

           Coca-Cola Enterprises, Inc. (CCE) is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. We operate with a local focus and have 17 manufacturing sites across Europe, where we manufacture nearly 90 percent of our products in the markets in which they are consumed. Corporate responsibility and sustainability is core to our business, and we have been recognized by leading organizations in North America and Europe for our progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about our company, please visit our website at www.cokecce.com and follow us on twitter at @cokecce.

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Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2012 and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; In Millions, Except Per Share Data)

	First Quarter
	2013	2012
Net Sales	$1,850	$1,868
Cost of Sales	1,216	1,212
Gross Profit	634	656
Selling, Delivery, and Administrative Expenses	523	485
Operating Income	111	171
Interest Expense	25	23
Other Nonoperating (Expense) Income	(2)	1
Income Before Income Taxes	84	149
Income Tax Expense	23	40
Net Income	$61	$109
Basic Earnings Per Share	$0.22	$0.36
Diluted Earnings Per Share	$0.21	$0.35
Dividends Declared Per Share	$0.20	$0.16
Basic Weighted Average Shares Outstanding	278	302
Diluted Weighted Average Shares Outstanding	285	310

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; In Millions)

	First Quarter
	2013	2012
Net income	$61	$109
Components of other comprehensive (loss) income:
Currency translations
Pretax activity, net	(180)	122
Tax effect	-	-
Currency translations, net of tax	(180)	122
Net investment hedges
Pretax activity, net	27	(7)
Tax effect	(9)	2
Net investment hedges, net of tax	18	(5)
Cash flow hedges
Pretax activity, net	15	(1)
Tax effect	(4)	-
Cash flow hedges, net of tax	11	(1)
Pension plan liability adjustments
Pretax activity, net	6	4
Tax effect	(1)	(1)
Pension plan liability adjustments, net of tax	5	3
Other comprehensive (loss) income	(146)	119
Comprehensive (loss) income	$(85)	$228

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	March 29,	December 31,
	2013	2012
ASSETS
Current:
Cash and cash equivalents	$221	$721
Trade accounts receivable, net	1,555	1,432
Amounts receivable from The Coca-Cola Company	73	66
Inventories	413	386
Other current assets	175	157
Total Current Assets	2,437	2,762
Property, plant, and equipment, net	2,220	2,322
Franchise license intangible assets, net	3,732	3,923
Goodwill	127	132
Other noncurrent assets	397	371
Total Assets	$8,913	$9,510
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,858	$1,844
Amounts payable to The Coca-Cola Company	147	103
Current portion of debt	535	632
Total Current Liabilities	2,540	2,579
Debt, less current portion	2,805	2,834
Other noncurrent liabilities	237	276
Noncurrent deferred income tax liabilities	1,067	1,128
Total Liabilities	6,649	6,817

SHAREOWNERS' EQUITY
Common stock	3	3
Additional paid-in capital	3,843	3,825
Reinvested earnings	1,130	1,126
Accumulated other comprehensive loss	(576)	(430)
Common stock in treasury, at cost	(2,136)	(1,831)
Total Shareowners' Equity	2,264	2,693
Total Liabilities and Shareowners' Equity	$8,913	$9,510

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In Millions)

	First Quarter
	2013	2012
Cash Flows From Operating Activities:
Net income	$61	$109
Adjustments to reconcile net income to net cash derived from (used in) operating activities:
Depreciation and amortization	78	86
Share-based compensation expense	10	10
Deferred income tax benefit	(28)	(35)
Pension expense less than contributions	(4)	(48)
Net change in assets and liabilities	(103)	(251)
Net cash derived from (used in) operating activities	14	(129)
Cash Flows From Investing Activities:
Capital asset investments	(88)	(72)
Net cash used in investing activities	(88)	(72)
Cash Flows From Financing Activities:
Net change in commercial paper	123	-
Payments on debt	(213)	(4)
Shares repurchased under share repurchase programs	(287)	(150)
Dividend payments on common stock	(55)	(48)
Other financing activities, net	13	6
Net cash used in financing activities	(419)	(196)
Net effect of currency exchange rate changes on cash and cash equivalents	(7)	9
Net Change In Cash and Cash Equivalents	(500)	(388)
Cash and Cash Equivalents at Beginning of Period	721	684
Cash and Cash Equivalents at End of Period	$221	$296

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	First-Quarter 2013
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	1,216	523	111	23	$61	$0.21
Items Impacting Comparability:
Mark-to-Market Effects (c)	(3)	2	1	-	1	-
Restructuring Charges (d)	(3)	(65)	68	19	49	0.18
Comparable (non-GAAP)	1,210	460	180	42	$111	$0.39
	Diluted Weighted Average Shares Outstanding					285

	First-Quarter 2012
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	1,212	485	171	40	$109	$0.35
Items Impacting Comparability:
Mark-to-Market Effects (c)	2	2	(4)	(1)	(3)	(0.01)
Restructuring Charges (d)	-	(8)	8	2	6	0.02
Comparable (non-GAAP)	1,214	479	175	41	$112	$0.36
	Diluted Weighted Average Shares Outstanding					310

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT RESULTS (a)
(Unaudited; In Millions)

	First-Quarter 2013
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$145	$(34)	$111
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	1	1
Restructuring Charges (d)	68	-	68
Comparable (non-GAAP)	$213	$(33)	$180

	First-Quarter 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$207	$(36)	$171
Items Impacting Comparability:
Mark-to-Market Effects (c)	-	(4)	(4)
Restructuring Charges (d)	8	-	8
Comparable (non-GAAP)	$215	$(40)	$175

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; In Millions, Except Percentages)

	First-Quarter 2013 Change Versus First-Quarter 2012
Net Sales Per Case
Change in Net Sales per Case	2.0%
Impact of Excluding Post Mix, Non-Trade, and Other	0.0%
Bottle and Can Net Pricing Per Case	2.0%
Impact of Currency Exchange Rate Changes	0.0%
Currency-Neutral Bottle and Can
Net Pricing Per Case(a)	2.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	3.5%
Impact of Excluding Post Mix, Non-Trade, and Other	(0.5)%
Bottle and Can Cost of Sales Per Case	3.0%
Impact of Currency Exchange Rate Changes	0.0%
Currency-Neutral Bottle and Can
Cost of Sales Per Case(a)	3.0%

Physical Case Bottle and Can Volume
Change in Volume	(3.0)%
Impact of Selling Day Shift	1.5%
Comparable Bottle and Can Volume(b)	(1.5)%

	First Quarter
Reconciliation of Free Cash Flow (c)	2013	2012
Net Cash Derived From Operating Activities	$14	$(129)
Less: Capital Asset Investments	(88)	(72)
Free Cash Flow	$(74)	$(201)

	March 29,	December 31,
Reconciliation of Net Debt (d)	2013	2012
Current Portion of Debt	$535	$632
Debt, Less Current Portion	2,805	2,834
Less: Cash and Cash Equivalents	(221)	(721)
Net Debt	$3,119	$2,745

(a) The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing Per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude items not directly related to bottle and can pricing or cost and currency exchange rate changes.

(b) The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There was one less selling day in the first quarter of 2013 versus the first quarter of 2012.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(d) The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.